Paymentus Reports Fourth Quarter and Full Year 2024 Financial Results

56.5% Quarterly Revenue growth year-over-year

Adjusted EBITDA rose 36.9% year-over-year, reflecting a 31.6% margin

CHARLOTTE, North Carolina, March 10, 2025 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for its fourth quarter and full year ended December 31, 2024.

“Paymentus ended the year with quarterly results that exceeded our expectations across virtually all facets of our business. Fourth quarter revenue, contribution profit and adjusted EBITDA rose 56.5%, 30.0% and 36.9% year-over-year, respectively. These results, combined with our strong bookings and backlog at year-end, give us confidence that we are well positioned to deliver solid growth in 2025, as we continue to execute on our longer-term strategic goals,” said Dushyant Sharma, Founder and CEO.

Fourth Quarter 2024 Financial and Business Highlights

•
Revenue was a record $257.9 million, a year-over-year increase of 56.5%, driven largely by increased billers and transactions.
•
Gross profit was $66.0 million, an increase of 33.4% year-over-year. Adjusted gross profit(1) was $71.8 million, up 32.4% year-over-year.
•
Contribution profit(1) was $86.2 million, a year-over-year increase of 30.0%.
•
Net income was $13.1 million compared to $9.4 million in the prior period and diluted GAAP earnings per share was $0.10 compared to $0.07 in the prior period.
•
Non-GAAP net income(1, 2) was $16.3 million compared to $11.8 million the prior period and diluted non-GAAP earnings per share(1, 2) was $0.13 compared to $0.09 in the prior period.
•
Record adjusted EBITDA(1) was $27.3 million, representing a 31.6% adjusted EBITDA margin(1), a 36.9% increase in adjusted EBITDA year-over-year.
•
The Company processed 166.0 million transactions during the fourth quarter of 2024, an increase of 33.0% year-over-year.

Full Year 2024 Financial and Business Highlights

•
Revenue was $871.7 million, an increase of 41.9% year-over-year, driven largely by increased billers and transactions.
•
Gross profit was $238.2 million, an increase of 30.6% year-over-year. Adjusted gross profit(1) was $259.6 million, up 30.4% year-over-year.
•
Contribution profit(1) was $312.1 million, a year-over-year increase of 29.5%.
•
Net income was $44.2 million compared to $22.3 million in the prior period and diluted GAAP earnings per share was $0.35 compared to $0.18 in the prior period.
•
Non-GAAP net income(1, 2) was $56.2 million compared to $32.2 million in the prior period and diluted non-GAAP earnings per share(1, 2) was $0.44 compared to $0.26 in the prior period.
•
Adjusted EBITDA(1) was $94.2 million for the full year of 2024, representing a 30.2% adjusted EBITDA margin(1), an increase of 62.2% year-over-year.
•
The Company processed 597.0 million transactions for the full year 2024, an increase of 30.3% year-over-year.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and

Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

(2) Non-GAAP net income and Non-GAAP earnings per share are adjusted for an assumed provision for income taxes based on our long term projected non-GAAP tax rate of 25%. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information regarding Non-GAAP net income and Non-GAAP earnings per share.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission, or SEC, on March 5, 2024, subsequent Forms 10-Q filed with the SEC in 2024, and Form 10-K for the fiscal year ended December 31, 2024, expected to be filed with the SEC in March 2025.

	First Quarter 2025	Fiscal-Year 2025
Revenue	$241 million to $249 million	$1,040 million to $1,060 million
Contribution Profit	$84 million to $86 million	$358 million to $366 million
Adjusted EBITDA	$24 million to $26 million	$112 million to $116 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors today at 5:00 p.m. ET (2:00 p.m. PT) to discuss its fourth quarter and full year 2024 results and outlook for 2025. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (US Toll-Free) or 1-404-975-4839 (International), access code 897629. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 2,500 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding bookings and backlog, our ability to deliver near and longer-term growth and strategic objectives, outlook for 2025, future financial performance and our first quarter and full year 2025 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; the impact of evolving regulations and our ability to maintain regulatory compliance; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 5, 2024, and subsequent Quarterly Reports on Form 10-Q filed with the SEC in 2024, and our Annual Report on Form 10-K for the year ended December 31, 2024, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before interest income (expense), net, other income (expense), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude foreign exchange gain (loss), the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization of acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as the applicable GAAP measure, adjusted for (1) stock-based compensation, (2) amortization of acquisition-related intangibles (3) certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items and (4) an assumed provision for income taxes based on our long-term projected non-GAAP tax rate. Our long-term projected non-GAAP tax rate is subject to change for a variety of reasons, including significant changes in our earnings, tax adjustments, and potential future changes to business operations. We will re-evaluate our long-term projected tax rate as appropriate.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Jon Goldberg
jgoldberg@kcsa.com

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$257,877	$164,800	$871,745	$614,490
Cost of revenue	191,848	115,308	633,575	432,148
Gross profit	66,029	49,492	238,170	182,342
Operating expenses
Research and development	13,561	10,653	51,334	44,248
Sales and marketing	28,596	20,652	105,052	83,996
General and administrative	9,682	9,047	36,927	36,005
Total operating expenses	51,839	40,352	193,313	164,249
Income from operations	14,190	9,140	44,857	18,093
Interest income, net	2,020	2,016	8,742	7,019
Other income	70	44	345	12
Income before income taxes	16,280	11,200	53,944	25,124
Provision for income taxes	(3,131)	(1,798)	(9,775)	(2,802)
Net income	$13,149	$9,402	$44,169	$22,322
Net income per share
Basic	$0.11	$0.08	$0.36	$0.18
Diluted	$0.10	$0.07	$0.35	$0.18
Weighted-average number of shares used to compute net income per share
Basic	124,732,054	123,751,835	124,372,031	123,511,608
Diluted	128,714,996	126,502,771	127,714,622	125,071,829
Comprehensive income
Net income	13,149	9,402	44,169	22,322
Foreign currency translation adjustments, net of tax	(230)	87	(320)	109
Comprehensive income	$12,919	$9,489	$43,849	$22,431

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$205,900	$179,361
Restricted cash and cash equivalents	3,511	3,834
Accounts and other receivables, net of allowance for expected credit losses of $257 and $435, respectively	119,816	76,389
Income tax receivable	3,356	259
Prepaid expenses and other assets	13,058	10,505
Total current assets	345,641	270,348
Property and equipment, net	1,157	1,558
Capitalized internal-use software development costs, net	67,375	58,787
Intangible assets, net	19,076	27,158
Goodwill	131,815	131,860
Operating lease right-of-use assets	7,801	10,027
Deferred tax asset	367	94
Prepaid expenses and other assets, less current portion	3,015	5,031
Total assets	$576,247	$504,863
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$49,871	$35,182
Accrued liabilities	26,462	21,301
Current portion of operating lease liabilities	2,090	1,853
Contract liabilities	2,937	4,089
Income tax payable	190	363
Total current liabilities	81,550	62,788
Deferred tax liability	—	1,067
Operating lease liabilities, less current portion	6,318	8,661
Contract liabilities, less current portion	2,783	2,731
Total liabilities	90,651	75,247
Stockholders’ equity
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of December 31, 2024 and December 31, 2023; 32,136,989 and 20,758,603 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	2	2
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of December 31, 2024 and December 31, 2023; 92,699,294 and 103,062,508 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	10	10
Additional paid-in capital	389,904	377,773
Accumulated other comprehensive (loss) income	(233)	87
Retained earnings	95,913	51,744
Total stockholders’ equity	485,596	429,616
Total liabilities and stockholders' equity	$576,247	$504,863

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$13,149	$9,402	$44,169	$22,322
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,657	8,286	36,484	30,600
Deferred income taxes	(16)	135	(1,349)	413
Stock-based compensation	3,000	2,499	10,990	9,390
Amortization of capitalized warrants cost	572	482	2,006	1,911
Non-cash lease expense	583	443	2,389	1,789
Amortization of capitalized contract acquisition cost	356	320	1,751	1,088
Provision for expected credit losses and credit adjustments	517	603	3,369	886
Other non-cash adjustments	—	—	(213)	—
Change in operating assets and liabilities
Accounts and other receivables	(9,266)	(2,126)	(46,921)	(9,472)
Prepaid expenses and other assets	1,162	613	(3,417)	(1,184)
Accounts payable	(524)	1,738	13,825	6,017
Accrued liabilities	7,356	2,100	7,159	6,288
Operating lease liabilities	(597)	(453)	(2,253)	(1,817)
Contract liabilities	786	(1,593)	(1,097)	(361)
Income taxes receivable, net of payable	1,178	1,992	(3,258)	958
Net cash provided by operating activities	27,913	24,441	63,634	68,828
Cash flows from investing activities
Purchases of property and equipment	(81)	(89)	(457)	(600)
Purchases of interest-bearing deposits	(1,122)	—	(3,691)	—
Proceeds from matured interest-bearing deposits	940	—	3,506	—
Capitalized internal-use software development costs	(8,881)	(8,360)	(36,119)	(33,699)
Net cash used in investing activities	(9,144)	(8,449)	(36,761)	(34,299)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	182	181	338	616
Settlement of holdback liability related to prior acquisitions	—	—	(545)	—
Payments on other financing obligations	—	—	—	(1,709)
Payments on finance leases	—	—	—	(102)
Net cash provided by (used in) financing activities	182	181	(207)	(1,195)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(325)	130	(450)	176
Net increase in cash, cash equivalents and Restricted cash	18,626	16,303	26,216	33,510
Cash and cash equivalents and Restricted cash at the beginning of period	190,785	166,892	183,195	149,685
Cash and cash equivalents and Restricted cash at the end of period	$209,411	$183,195	$209,411	$183,195
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at the beginning of period	187,542	162,062	179,361	147,334
Restricted cash at the beginning of period	3,243	4,830	3,834	2,351
Cash and cash equivalents and Restricted cash at the beginning of period	$190,785	$166,892	$183,195	$149,685
Cash and cash equivalents at the end of period	205,900	179,361	205,900	179,361
Restricted cash at the end of period	3,511	3,834	3,511	3,834
Cash and cash equivalents and Restricted cash at the end of period	$209,411	$183,195	$209,411	$183,195

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Gross profit	$66,029	$49,492	$238,170	$182,342
Stock-based compensation	67	46	251	156
Amortization of capitalized software development costs	4,889	3,868	17,911	13,341
Amortization of acquisition-related intangibles	828	828	3,313	3,314
Adjusted gross profit	$71,813	$54,234	$259,645	$199,153

Contribution Profit

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Gross profit	$66,029	$49,492	$238,170	$182,342
Plus: other cost of revenue	20,187	16,842	73,898	58,606
Contribution profit	$86,216	$66,334	$312,068	$240,948

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net income — GAAP	$13,149	$9,402	44,169	$22,322
Interest income, net	(2,020)	(2,016)	(8,742)	(7,019)
Other income(1)	—	—	(213)	—
Provision for income taxes	3,131	1,798	9,775	2,802
Amortization of capitalized software development costs	7,439	6,063	27,586	21,349
Amortization of acquisition-related intangibles	2,020	2,021	8,081	8,380
Depreciation	198	202	817	871
EBITDA	$23,917	$17,470	$81,473	$48,705

Adjustments
Foreign exchange gain	(70)	(44)	(132)	(12)
Stock-based compensation	3,431	2,499	12,855	9,390
Adjusted EBITDA	$27,278	$19,925	$94,196	$58,083
Adjusted EBITDA margin	31.6%	30.0%	30.2%	24.1%

(1) Other income consists of a remeasurement adjustment relating to the purchase price of a prior acquisition.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expense

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Operating expenses — GAAP	$51,839	$40,352	$193,313	$164,249
Stock-based compensation	(3,364)	(2,453)	(12,604)	(9,234)
Amortization of acquisition-related intangibles	(1,192)	(1,193)	(4,768)	(5,066)
Non-GAAP operating expense	$47,283	$36,706	$175,941	$149,949

Non-GAAP Net Income & Non-GAAP EPS(1)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Income before taxes — GAAP	$16,280	$11,200	$53,944	$25,124
Provision for income taxes — GAAP	(3,131)	(1,798)	(9,775)	(2,802)
Net income — GAAP	13,149	9,402	44,169	22,322
Stock-based compensation	3,431	2,499	12,855	9,390
Amortization of acquisition-related intangibles	2,020	2,021	8,081	8,380
Non-GAAP net income before non-GAAP tax adjustments	18,600	13,922	65,105	40,092
Income tax effects on adjustments	(2,302)	(2,132)	(8,945)	(7,922)
Non-GAAP net income after non-GAAP tax adjustments	$16,298	$11,790	$56,160	$32,170

Weighted-average shares of common stock — diluted	128,714,996	126,502,771	127,714,622	125,071,829

Earnings per share — diluted (GAAP)	$0.10	$0.07	$0.35	$0.18
Earnings per share before tax adjustments — diluted (Non-GAAP)	$0.14	$0.11	$0.51	$0.32
Earnings per share after tax adjustments — diluted (Non-GAAP)	$0.13	$0.09	$0.44	$0.26

(1) Non-GAAP financial information for the periods shown are adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 25%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our long term projected tax rate on non-GAAP net income may differ from our GAAP tax rate and from our actual tax liabilities.

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in thousands)
Net cash provided by operating activities	$27,913	$24,441	$63,634	$68,828
Purchases of property and equipment	(81)	(89)	(457)	(600)
Capitalized internal-use software development costs	(8,881)	(8,360)	(36,119)	(33,699)
Free cash flow	$18,951	$15,992	$27,058	$34,529
Net cash used in investing activities	$(9,144)	$(8,449)	$(36,761)	$(34,299)
Net cash provided by (used in) financing activities	$182	$181	$(207)	$(1,195)